March 26, 2014

HOLLYFRONTIER CORPORATION ANNOUNCES PLANS TO ENTER THE MID-CONTINENT ASPHALT MARKET

DALLAS, TX, March 26, 2014 – HollyFrontier Corporation (NYSE: HFC) announced plans to enter into the mid-continent asphalt business. A subsidiary of HFC currently manufactures and markets a diverse portfolio of high quality asphalt products, including polymer modified asphalts and emulsions, directly to paving contractors and highway markets, from terminals located in New Mexico and Arizona. HFC plans to expand its Southwest asphalt production and marketing business into the mid-continent asphalt paving markets. A subsidiary of HFC has concurrently entered into a long term lease with NuStar Logistics, L.P. for NuStar’s Port of Catoosa asphalt terminal enabling HFC to begin supplying polymer modified and PG asphalts to the mid-continent market from the Catoosa, Oklahoma facility in addition to HFC’s Tulsa, Oklahoma facilities.

Mike Jennings, HFC’s Chairman, President and CEO commented, “We look forward to leveraging the historical success we have had in the Southwest market by expanding our marketing effort to the mid-continent region of the United States. This expansion will also increase our crude-slate flexibility at HFC’s mid-continent refineries.”

About HollyFrontier Corporation
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day ("bpsd") refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.
Information about HollyFrontier may be found on its website at http://www.hollyfrontier.com.
The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein relating to matters that are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in HollyFrontier's markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to HollyFrontier;

•	the effectiveness of HollyFrontier's capital investments and marketing strategies;

•	HollyFrontier's efficiency in carrying out construction projects;

•	the ability of HollyFrontier to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier's Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier Corporation
Julia Heidenreich, 214-954-6510
VP, Investor Relations
or
Blake Barfield, 214-954-6510
Investor Relations